Exhibit 4.20

BANK OF AMERICA CORPORATION

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 7, 2008

Supplementing the Indenture dated as of May 22, 2007,

as supplemented by the First Supplemental Indenture dated July 1, 2008,

as supplemented by the Second Supplemental Indenture dated November 7, 2008,

among

Countrywide Financial Corporation (formerly Red Oak Merger Corporation),

Countrywide Home Loans, Inc.,

Bank of America Corporation

and

The Bank of New York Mellon (formerly The Bank of New York), as trustee.

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of November 7, 2008 (the “Third Supplemental Indenture”), is made by and among BANK OF AMERICA CORPORATION, a Delaware corporation (“Issuer”), COUNTRYWIDE HOME LOANS, INC., a New York corporation (“Guarantor”), and THE BANK OF NEW YORK MELLON (formerly The Bank of New York), a New York banking corporation, as trustee (the “Trustee”) under the Indenture referred to herein.

WITNESSETH:

WHEREAS, Issuer, Guarantor, Countrywide Financial Corporation (formerly Red Oak Merger Corporation), a Delaware corporation (the “Corporation”) and the Trustee are parties to an Indenture dated as of May 22, 2007, as supplemented by the First Supplemental Indenture dated July 1, 2008, as supplemented by the Second Supplemental Indenture (“Second Supplemental Indenture”) dated November 7, 2008 (the “Indenture”), providing for the issuance of Series A Debentures and Series B Debentures (collectively, the “Securities”);

WHEREAS, Issuer and Guarantor entered into an Asset Purchase Agreement dated November 7, 2008 (the “Asset Purchase Agreement”), pursuant to which Guarantor will sell to Issuer substantially all of Guarantor’s assets (the “Asset Purchase”);

WHEREAS, the Asset Purchase will be consummated on November 7, 2008;

WHEREAS, Section 5.01(a) of the Indenture provides that in the case of a conveyance or transfer of substantially all of Issuer’s or Guarantor’s assets to another corporation, the acquiring corporation shall expressly assume by supplemental indenture all the obligations and covenants under the Securities and the Indenture to be performed and observed by Issuer or Guarantor, as the case may be;

WHEREAS, Section 9.01(k) of the Indenture provides that Issuer, Guarantor and the Trustee may amend the Indenture without notice to or consent of any Securityholder to make other changes to the Indenture so long as no such change individually or in the aggregate with all other such changes has or will have in the aggregate a material adverse effect on the interests of the Holders of the Securities;

WHEREAS, in connection with the execution of the Second Supplemental Indenture, Issuer expressly assumed all of the Corporation’s obligations and covenants pursuant to the Indenture;

WHEREAS, Issuer wishes to assume all of Guarantor’s obligations and covenants pursuant to the Indenture;

WHEREAS, this Third Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Issuer, Guarantor and the Corporation;

WHEREAS, the Trustee has determined that this Third Supplemental Indenture is satisfactory to it in form; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of these premises, Issuer, Guarantor, the Corporation and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I

ASSUMPTION BY SUCCESSOR CORPORATION

AND SUPPLEMENTAL PROVISIONS

SECTION 1.1 Assumption of the Guarantees.

(a) Issuer hereby represents and warrants that:

(i) it is a corporation organized and existing under the laws of the State of Delaware and is acquiring substantially all of Guarantor’s assets pursuant to the Asset Purchase Agreement; and

(ii) the execution, delivery and performance of this Third Supplemental Indenture has been duly authorized by the Board of Directors of Issuer.

(b) Issuer hereby expressly assumes Guarantor’s obligations under Guarantee’s and the performance of every covenant of the Indenture on the part of Guarantor to be performed or observed.

(c) Issuer is hereby substituted for, and may exercise every right and power of, Guarantor under the Indenture, as if Issuer had been originally named as the guarantor of the Securities.

(d) Guarantor is hereby discharged and released from all of its obligations and covenants under the Indenture and the Securities.

SECTION 1.2 Amendments to the Indenture. In connection with the Asset Purchase, the Indenture is hereby amended as follows:

(a) Article 15 is hereby amended as follows:

(i) The address set forth in Section 15.02 for Guarantor is hereby amended and restated in its entirety to read as follows:

if to the Guarantor:

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

NC1-007-07-13

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Corporate Treasury Division

Charlotte, North Carolina 28255

Telephone: (980) 387-3776

Facsimile: (980) 387-8794

Attention: B. Kenneth Burton, Jr.

SECTION 1.3 Trustee’s Acceptance. The Trustee hereby accepts this Third Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE II

MISCELLANEOUS

SECTION 2.1 Effect of Supplemental Indenture. Upon the later to occur of (i) the execution and delivery of this Third Supplemental Indenture by the Corporation, Issuer, Guarantor and the Trustee and (ii) the effective time of the Asset Purchase, the Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

SECTION 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 2.3 Indenture and Supplemental Indenture Construed Together. This Third Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Third Supplemental Indenture shall henceforth be read and construed together.

SECTION 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this Third Supplemental Indenture is in all respects confirmed and preserved.

SECTION 2.5 Conflict with Trust Indenture Act. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Third Supplemental Indenture, the provision of the TIA shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Third Supplemental Indenture, as the case may be.

SECTION 2.6 Severability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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SECTION 2.7 Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

SECTION 2.8 Headings. The Article and Section headings of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 2.9 Benefits of Third Supplemental Indenture, etc. Nothing in this Third Supplemental Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Third Supplemental Indenture or the Securities.

SECTION 2.10 Certain Duties and Responsibilities of the Trustee. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

SECTION 2.11 Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 2.12 Governing Law. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in said State.

SECTION 2.13 Trustee Not Responsible for Recitals. The recitals contained herein (other than the ninth recital) shall be taken as the statements of the Issuer or Guarantor, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

ISSUER:

Bank of America Corporation

By:	/s/ B. Kenneth Burton, Jr.
B. Kenneth Burton, Jr.
Senior Vice President

Third Supplemental Indenture

Signature Page 1 of 3

GUARANTOR:

Countrywide Home Loans, Inc.

By:	/s/ Anne D. McCallion
Anne D. McCallion
Senior Managing Director and Chief
Financial Officer

Third Supplemental Indenture

Signature Page 2 of 3

THE TRUSTEE:

The Bank of New York Mellon

By:	/s/ Rafael E. Miranda
Rafael E. Miranda
Vice President

Third Supplemental Indenture

Signature Page 3 of 3